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                                                                     Exhibit 8.1



                                 July 21, 1998


Yorkshire Power Group Limited
Wetherby Road, Scarcroft
Leeds LS14 3HS, England

Yorkshire Power Finance Limited
Wetherby Road, Scarcroft
Leeds LS14 3HS, England

     Re:  Registration Statement on Form S-4
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Ladies and Gentlemen:

     We are acting as United States counsel to Yorkshire Power Group Limited and Yorkshire Power Finance Limited ("Yorkshire Finance") in connection with the preparation of a Registration Statement on Form S-4, including a preliminary prospectus, filed with the Securities and Exchange Commission (the "Commission") on July 21, 1998 (the "Registration Statement") relating to Yorkshire Finance's proposed offer to exchange up to $350,000,000 aggregate principal amount of its 6.154% Series B Senior Notes due 2003 and up to $300,000,000 aggregate principal amount of its 6.496% Series B Senior Notes due 2008, which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its 6.154% Series A Senior Notes due 2003 and its 6.496% Series A Senior Notes due 2008, respectively, as set forth in the prospectus filed as part of the Registration Statement. We have reviewed copies of the Registration Statement and the preliminary prospectus and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

     We hereby confirm our opinion that the statements as to matters of law and legal conclusions set forth under the caption "Certain Income Tax Considerations
- US Federal Income Tax Considerations" in the preliminary prospectus included in the Registration Statement are correct in all material respects.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Certain Income Tax Considerations - US Federal Income Tax Considerations" in the preliminary prospectus forming part of the Registration Statement. In giving the foregoing consent,
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we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                             Very truly yours,

                                             /s/ Dewey Ballantine LLP

                                             DEWEY BALLANTINE LLP

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